UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

BIOMET, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

 (Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

The Biomet, Inc. 401(k) Profit Sharing Plan is transitioning investment, trustee and recordkeeping services to Schwab Retirement Plan Services, Inc. on April 1, 2007.  As a result of this change, on February 28, 2007, Biomet, Inc. (the “Corporation”) sent a notice to its directors and executive officers informing them of a blackout period under the Biomet, Inc. 401(k) Profit Sharing Plan.  The Corporation provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.  A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was provided to the Corporation on February 28, 2007.

The blackout period under the Biomet, Inc. 401(k) Profit Sharing Plan will be in effect beginning March 26, 2007 and is expected to end the week of April 1, 2007.  During the week of April 1, 2007, directors and officers can determine whether the blackout period has ended free of charge by contacting Deb Smith at 1-800-348-9500 or at 574.267.6639 x 1543.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Notice of Blackout Period to Directors and Executive Officers of Biomet, Inc., dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Darlene Whaley
By: Darlene Whaley
Its: Senior Vice President-Human Resources

Date: February 28, 2007